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                                                                   EXHIBIT 10.23


                             EMPLOYMENT AGREEMENT

     This Employment Agreement is entered into on November 15, 1993 by and between Medical Care America Inc., a Delaware corporation (hereinafter referred to as "MCA"), and Donald E. Steen (hereinafter referred to as "Employee"), with reference to the following facts:

                                   RECITALS

     A. MCA desires to employ Employee in the capacity and on the terms and conditions hereinafter set forth and Employee is willing to serve in such capacity and on such terms and conditions.

     B.  This Agreement shall replace the Employment Agreement dated March 1,
1993.

     NOW, THEREFORE, it is hereby agreed as follows:

                                   AGREEMENT

     1.  Employment. MCA hereby employs Employee as Chief Executive Officer of
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MCA.

     2.  Duties. During his employment, Employee shall devote substantially all
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of his working time, energies and skills to the benefit of MCA's business.
Employee agrees to serve MCA diligently and to the best of his ability. In his capacity as Chief Executive Officer of MCA, Employee shall report to the Board of Directors of MCA and shall have such duties, responsibilities and authority as are set forth in the By-Laws of MCA for the position of Chief Executive Officer. In his capacity as Chief Executive Officer, Employee shall have authority to hire such staff as Employee determines is necessary and to determine the titles and compensation levels of such staff.

     3.  Compensation. Employee's compensation under this Agreement shall be as
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follows:

         (a) Base Salary. MCA shall pay Employee a Base Salary ("Base Salary")
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of $495,000 per year. In addition, the Board of Directors of MCA shall, in good faith, consider granting increases in such salary based upon such factors as Employee's performance and the growth and/or profitability of MCA, but it

                                      1.
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shall have no obligation to grant any such increases in compensation. Such Base
Salary shall be payable in equal semi-monthly installments on the 15th day and the last working day of the month, or at such other times and in such installments as may be agreed upon between MCA and Employee. All payments shall be subject to the deduction of payroll taxes and similar assessments as required by law.

         (b) Bonus. In addition to the Base Salary, Employee shall be eligible
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to receive bonus compensation in such amounts and at such times as the Board of
Directors of MCA shall, from time to time, determine.

     4.  Expenses and Benefits. Employee is authorized to incur reasonable
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expenses in connection with the business of MCA, including expenses for entertainment, travel and similar matters. MCA will reimburse Employee for such expenses upon presentation by Employee of such accounts and records as MCA shall from time to time require. MCA also agrees to provide Employee with the following benefits:

         (a) Automobile. An automobile expense allowance of $1,000.00 per month
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to apply towards the cost of acquiring and maintaining an automobile for his use in performing his duties hereunder, subject to periodic increases by action of the Board of Directors.

         (b) Insurance. Major medical health insurance and disability insurance
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as currently in place.

         (c) Financial Planning. An allowance for financial planning and tax
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planning of $2,500.00 per calendar year.

         (d) Fitness Allowance. An allowance of $1,000.00 per calendar year for
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fitness dues or equipment.

         (e) Employee Benefit Plans. Participation in any other employee benefit
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plans now existing or hereafter adopted by MCA for its employees.

         (f) Other. Such items and benefits as MCA shall, from time to time,
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consider necessary or appropriate to assist Employee in the performance of his duties.

         (g) Vacations. Employee shall be entitled (in addition to the usual
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public holidays) to a paid vacation for a

                                      2.

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period in each calendar year of four weeks, to be taken at such times as may be approved by MCA.

         5. Term. The term of this Agreement shall be from the date of this
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Agreement to November 15, 1996, and shall thereafter be automatically renewed for successive two year terms; provided, however, that either party may terminate this Agreement at any time upon at least 60 days prior written notice. A determination by MCA to terminate this Agreement may be made only by an affirmative vote of not less than 75% of the members of the Board of Directors of MCA then in office. In the event of such termination by MCA, Employee shall be entitled to severance pay based on his Base Salary at the time of termination, plus a bonus (payable monthly on a pro rata basis) at a rate equal to the average annual bonuses paid to Employee for the two calendar years preceding the date of notice of termination, for a period of 24 months following termination or until November 15, 1996, whichever is later. Such severance pay shall be payable in monthly installments and MCA shall continue the benefits set forth in Sections 4(a) and (b) for the period during which such severance payments are to be made. In addition, this Agreement shall terminate as provided for in Section 7 or upon the death of Employee.

         6. Disability.
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            (a) In the event that Employee becomes Permanently Disabled (as hereinafter defined) during the term of this Agreement, Employee shall continue in the employ of MCA but his compensation hereunder shall be reduced to three-fourths of the Base Salary then in effect as set forth in Section 3(a) hereof, commencing upon the determination of Employee's Permanent Disability and continuing thereafter until the first to occur of (i) 36 months or (ii) the death of Employee; and during such period of time, Employee shall not be entitled to payment of expenses or benefits specified in Section 4 hereof (except for reimbursement of expenses incurred by Employee prior to becoming Permanently Disabled), except that MCA shall continue to provide Employee with the insurance benefits specified in Section 4(b) hereof. The obligation of MCA for continuation of three-fourths of Employee's Base Salary shall be net of payments to Employee from the disability insurance referred to in Section 4(b) hereof .

         (b) Definition of Disability. For purposes of this Agreement, the terms
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"Permanent Disability" or "Permanently Disabled" shall mean three months of substantially continuous

                                      3.
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disability. Disability shall be deemed "substantially continuous" if, as a practical matter, Employee, by reason of his mental or physical health, is unable to sustain reasonably long periods of substantial performance of his duties. Frequent long illnesses, though different from the preceding illness and though separated by relatively short periods of performance, shall be deemed to be "substantially continuous." Disability shall be determined in good faith by the Board of Directors, whose decision shall be final and binding upon Employee. Employee hereby consents to medical examinations by such physicians and medical consultants as MCA shall, from time to time, require.

     7.   Termination by MCA.  MCA shall have the right to terminate Employee's
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employment as hereinafter provided.

          (a)   Termination by MCA for Cause.  MCA shall have the right to
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terminate Employee's employment under this Agreement for Cause by an affirmative vote to so terminate by not less than 75% of the members of MCA's Board of Directors, in which event, no compensation shall be paid or other benefits furnished to Employee after termination for Cause. Termination for Cause shall be effective immediately upon notice sent or given to Employee.

          (b)   Definition of Cause.  For purposes of this Agreement, the term
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"Cause" shall mean and be strictly limited to: (i) conviction of a crime constituting a felony under state or federal law; (ii) commission of any material act of dishonesty against MCA; or (iii) willful and material breach of this Agreement by Employee.

     8.   Definition of Change of Control.  For purposes of Section 9 of this
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Agreement, "Change of Control" shall mean: (i) a change of stock ownership of
MCA of a nature that would be required to be reported in response to Item 6(a) of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any successor Item of a similar nature; or (ii) the acquisition of beneficial ownership, directly or indirectly, by any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) of securities of MCA representing 25% or more of the combined voting power of MCA's then outstanding securities; or (iii) a change during any period of two consecutive years of a majority of the members of the Board of Directors of MCA for any reason, unless the election, or the nomination for election by MCA's shareholders, of each director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the

                                      4.

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beginning of the period.  Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred in connection with any merger or similar transaction to which MCA is a party if at least one-half of the members of the Board of Directors of the ultimate parent corporation of the surviving corporate group consist of persons who were members of MCA's Board or on the date hereof or persons elected or nominated for election by such persons.

     9.   Stock Options.  In the event that MCA elects to terminate this
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Agreement pursuant to Section 5 or there shall be a Change of Control of MCA (or in the event MCA breaches this Agreement by termination of Employee without the notice required under Section 5 or without Cause under Section 7), then MCA shall amend all MCA stock options held by him and all restricted stock awards made to him (whether issued subject to forfeiture or to be issued when and if they become vested) so as to (a) cause to vest, immediately prior to the date of such Change in Control or termination of employment, all such then unvested stock options and restricted stock awards, and (b) provide Employee 90 days to exercise such options (or such greater period as may have been provided in the terms of such options). In addition, MCA will, consistent with all applicable laws and regulations, use its reasonable efforts to assist Employee in securing independent third party financing of the funds required by Employee to exercise all vested but unexercised stock options held by him. If such financing is not so obtained by Employee, then MCA shall loan to Employee the funds required by Employee to exercise such options, which loan shall be repayable one year from the date made, will be secured by MCA's common stock purchased upon exercise of such options and will bear interest at the prime rate (floating) of Bank One - Texas, N.A. To the extent that MCA refuses or is unable to comply with the provisions of Section 9(a) hereof, the time period contemplated in Section 9(b) shall commence on the date MCA complies with the provisions of said Section
9(a).

     10.  Non-competition and Confidentiality.
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          (a)   Non-competition.  Employee recognizes and understands that in
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performing the responsibilities of his employment, he will occupy a position of fiduciary trust and confidence, pursuant to which he will develop and acquire experience and knowledge with respect to MCA's business. It is the expressed intent and agreement of Employee and MCA that such

                                      5.
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knowledge and experience shall be used exclusively in the furtherance of the interests of MCA and not in any manner which would be detrimental to MCA's interests. Employee further understands and agrees that MCA conducts its business within a specialized market segment throughout the United States, and that it would be detrimental to the interests of MCA if Employee used the knowledge and experience which he currently possesses or which he acquires pursuant to his employment hereunder for the purpose of directly or indirectly competing with MCA, or for the purpose of aiding other persons or entities in so competing with MCA, anywhere in the United States. Employee therefore agrees that so long as he is employed by MCA and for a period of the greater of (i) the time Employee is receiving a salary or severance payments or (ii) the time granted under Section 9 to Employee to exercise stock options if options are exercised or (iii) such time as MCA is loaning money or has a loan outstanding to Employee, unless Employee first secures the written consent of MCA, Employee will not directly or indirectly invest, engage or participate in or become employed by any entity in direct or indirect competition with MCA's business (which shall include the ownership and/or operation of outpatient ambulatory surgical centers and outpatient eye care services and alternate site infusion therapy services) anywhere in the United States, or contract to do so. These non-competition provisions are not to be construed to prohibit Employee from being employed in the health care industry, but rather to permit him to be so employed so long as such employment does not involve Employee's direct or indirect participation in a business which is the same or similar to MCA's business (as defined above). In the event that the provisions of this Section 10 should ever be deemed to exceed the time or geographic limitations permitted by applicable laws, then such provisions shall be reformed to the maximum time or geographic limitations permitted by applicable laws.

          (b)   Remedies.  Employee acknowledges that the restrictions contained
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in Section 10(a), in view of the nature of the business in which MCA is engaged, are reasonable and necessary to protect the legitimate interests of MCA.
Employee understands that the remedies at law for his violations of any of the covenants or provisions of Section 10(a) will be inadequate, that such violation will cause irreparable injury within a short period of time, and that MCA shall be entitled to preliminary injunctive relief against such violation. Such injunctive relief shall be in addition to, and in no way in limitation of, any and all other remedies MCA shall have in law and equity for the enforcement of those covenants and provisions.

     11.  General Provisions.
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                                      6.
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          (a)   Notices.  Any notice to be given hereunder by either party to
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the other may be effected by personal delivery, in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses set forth below, but each party may change his or its address by written notice in accordance with this Section 11(a). Notices delivered personally shall be deemed communicated as of the actual receipt; mailed notices shall be deemed communicated as of three days after mailing.

     If to Employee:      Donald B. Steen
                          5715 Thomas Court
                          Dallas, Texas 75252

     If to MCA:           Medical Care America, Inc.
                          13455 Noel Road, 20th Floor
                          Dallas, Texas 75240

          (b)   Partial Invalidity.  If any provision in this Agreement is held
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by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall, nevertheless, continue in full force and without being impaired or invalidated in any way.

          (c)   Governing Agreement.  This Agreement shall be governed by and
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construed in accordance with the laws of the State of Texas.

          (d)   Attorneys Fees and Costs.  If any action at law or in equity is
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necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

          (e)   Assignment.  This Agreement shall inure to the benefit of and
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bind the parties hereto and their respective legal representatives, successors and assigns.

          (f)   Entire Agreement.  This Agreement supersedes any and all other
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Agreements, either oral or in writing, between the parties hereto with respect to employment of Employee by MCA and contains all of the covenants and agreements between the parties with respect to such employment. Each party to this Agreement acknowledges that no representations, inducements or agreements, oral or otherwise, have been embodied herein, and no other agreement, statement or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        MEDICAL CARE AMERICA, INC.


                                        By
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                                        Name
                                            ------------------------------------
                                        Title
                                             -----------------------------------



                                        EMPLOYEE


                                        ----------------------------------------
                                                     Donald E. Steen



                                      8.